Exhibit 2

                                                                  EXECUTION COPY

                                                                    CONFIDENTIAL




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                            ASSET PURCHASE AGREEMENT

                                 by and between

                                 TII-DITEL, INC.

                                       and

                                   DITEL, INC.

                                February 26, 1999

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                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


ARTICLE I  DEFINITIONS........................................................1

   1.1. Certain Definitions...................................................1
   1.2. Other Defined Terms...................................................4

ARTICLE II  THE TRANSACTION...................................................6

   2.1. Sale and Purchase of Assets...........................................6
   2.2. Excluded Assets.......................................................7
   2.3. Assumed Liabilities...................................................8
   2.4. Nonassignability of Assets............................................9
   2.5. Retained Liabilities.................................................10
   2.6. Purchase Price.......................................................10
   2.7. Closing and Deliveries...............................................12
   2.8. Allocation of Consideration..........................................12
   2.9. Certain Expenses and Prepaid Items...................................13

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER........................13

   3.1. Organization and Good Standing.......................................13
   3.2. Authorization and Enforceability.....................................13
   3.3. No Violation of Laws or Agreements...................................14
   3.4. Financial Statements.................................................14
   3.5. Real Property Leases and Contracts...................................14
   3.6. Inventory............................................................15
   3.7. Title to and Adequacy of Assets......................................15
   3.8. Litigation or Proceedings............................................15
   3.9. Consents.............................................................15
   3.10. Compliance With Laws................................................16
   3.11. Benefit Plans.......................................................16
   3.12. Intellectual Property...............................................16
   3.13. Tax.................................................................17
   3.14. Environmental Matters...............................................17
   3.15. Brokerage...........................................................17
   3.16. Accounts Receivable.................................................18


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   3.17. No Other Representations or Warranties..............................18

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER......................18

   4.1. Organization and Good Standing.......................................18
   4.2. Authorization and Enforceability.....................................18
   4.3. Brokerage............................................................19
   4.4. Sufficient Funds.....................................................19
   4.5. No Violation of Laws or Agreements...................................19
   4.6. Consents.............................................................19
   4.7. Regulatory Matters...................................................20
   4.8. Investment Intent....................................................20

ARTICLE V  CERTAIN COVENANTS.................................................20

   5.1. Conduct of Business..................................................20
   5.2. Access, Information and Documents....................................20
   5.3. Lockboxes............................................................21
   5.4. Public Announcement..................................................21
   5.5. Mutual Covenants.....................................................21
   5.6. Employee Matters.....................................................22
   5.7. Certain Taxes and Expenses...........................................23
   5.8. Access to Information................................................23
   5.9. Seller Intellectual Property.........................................24
   5.10. Books and Records...................................................25
   5.11. Transition Services.................................................25
   5.12. Non-Compete.........................................................25

ARTICLE VI  CONDITIONS PRECEDENT; TERMINATION................................26

   6.1. Conditions Precedent to Obligations of Purchaser.....................26
   6.2. Conditions Precedent to Obligations of Seller........................27
   6.3. Termination..........................................................27

ARTICLE VII  SURVIVAL AND INDEMNIFICATION....................................28

   7.1. Survival of Representations and Warranties...........................28
   7.2. Indemnification Obligations of Seller................................28
   7.3. Indemnification Obligations of Purchaser.............................29
   7.4. Limitations on Indemnification.......................................29
   7.5. Indemnification Procedures...........................................30
   7.6. Sole Remedy..........................................................32


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   7.7. Collateral Sources...................................................32

ARTICLE VIII  MISCELLANEOUS..................................................32

   8.1. Limitation on Seller's Representations...............................32
   8.2. Schedules and Exhibits...............................................33
   8.3. Supplements to Disclosure Schedules..................................33
   8.4. Bulk Transfer Laws...................................................34
   8.5. Notices..............................................................34
   8.6. Successors and Assigns...............................................35
   8.7. Governing Law........................................................35
   8.8. Mediation............................................................36
   8.9. Consent to Jurisdiction..............................................36
   8.10. Entire Agreement....................................................36
   8.11. Construction; Interpretation; Severability..........................36
   8.12. Further Assurances..................................................37
   8.13. No Third Party Beneficiaries........................................37
   8.14. Amendment and Waiver................................................37
   8.15. Counterparts and Headings...........................................37
   8.16. Headings............................................................37


Schedules

2.1(a)    Real Property Leases
2.1(b)    Equipment and Machinery
2.1(c)    Equipment Leases
2.1(i)    Intellectual Property
2.2(f)    Intercompany Accounts Receivable
2.2(h)    Excluded Inventory
2.2(i)    Computer Hardware and Software
2.2(j)    Excluded Assets
2.3(e)    Accrued Liabilities
2.6(b)(1) Definition of Net Assets
2.6(b)(2) Exceptions to GAAP
3.3       No Violation of Laws or Agreements
3.4       Exceptions to Financial Statements
3.5       Real Property Leases and Contracts
3.6       Inventory
3.7(a)    Title - Personal Property
3.7(b)    Title - Real Property Leases


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3.8       Litigation
3.9       Seller's Consents
3.10      Compliance with Laws
3.11(a)   Employee Benefit Plans
3.12      Intellectual Property
3.13      Tax
4.6       Purchaser's Consents
5.6(a)    Non-Active Employees
6.1(d)    Seller Required Consents


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                            ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT (the "Agreement"), made this 26th day of February 1999, by and between TII-DITEL, INC., a North Carolina corporation ("Seller") and DITEL, INC., a Utah corporation and a wholly-owned subsidiary of Critchley Group, Inc. ("Purchaser").

                                   Background


     A. Seller owns and operates its fiber optic product business unit which is engaged in the business of designing, manufacturing and marketing products used to manage and protect sensitive fiber optic lines (the "Business").

     B. Purchaser desires to purchase, and Seller desires to sell, substantially all of the assets comprising the Business, all on the terms and subject to the conditions set forth in this Agreement.

                                      Terms


     In consideration of the mutual agreements and covenants contained herein and intending to be legally bound, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.1. Certain Definitions.

     As used in this Agreement, the following terms shall have the respective meanings ascribed to them in this Section:

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Authority" means any United States federal, state or local governmental or regulatory agency or authority.

     "Books and Records" shall mean all books, ledgers,  files,  reports,  plans
and  operating  records,   whether  in  paper  or  electronic  format,   related
exclusively to, or maintained exclusively by, the Business.


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     "Business  Day" means any day other than a  Saturday,  Sunday,  or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Closing Date Statement" means the statement prepared by Seller setting forth Seller's calculation of Closing Date Net Assets.

     "Code" means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder from time to time.

     "Employee" means any individual with whom Seller maintains at Closing, an employer-employee relationship (including any such individual on short-term disability or an approved leave of absence) whose primary responsibilities relate to the Business and shall include, without limitation, Dare P. Johnston.

     "Environmental Law" means any federal, state, or local law, statute, ordinance, rule, regulation, order, consent, decree, judgment or common-law doctrine, and the provisions and conditions of permits, licenses and other operating authorizations relating to pollution or protection of the environment, including, without limitation, ambient air, surface water, ground water or land, waste, hazardous or toxic substances, whether relating to manufacture, storage, disposal, cleanup, release, threat of release, transport, monitoring, testing, handling, reporting, personal injury or property damage, including all requirements to install pollution control equipment and all requirements to test, monitor or remove underground storage tanks, and shall include but not be limited to any of the following: CERCLA, the Resource Conservation and Recovery Act, the Superfund Amendments and Reauthorization Act of 1986, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

     "ERISA Affiliate" means any corporation or trade or business (whether or not incorporated) which is treated with Seller as a single employer within the meaning of Section 414 of the Code.

     "Final Closing Date Statement" means the Closing Date Statement, as modified by Purchaser and Seller or, in accordance with Section 2.6(b)(i), by the Independent Accounting Firm, or if Purchaser fails to notify Seller of any disputed items within the 30-day time period prescribed in Section 2.6(b)(i), the Closing Date Statement as previously delivered to Purchaser pursuant to
Section 2.6(b)(i).

     "Final Purchase Price" means the Purchase Price, as adjusted by the Net Assets Adjustment.

     "Fully Allocated Cost" means fully allocated cost, direct and indirect, in accordance with Seller's customary accounting practices.


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     "GAAP" means generally accepted accounting principles in the United States.

     "Hazardous   Materials"   means  all   materials   defined  as   "hazardous
substances," "hazardous wastes," "toxic substances," or bearing similar or analogous definitions in (i) CERCLA, (ii) the Resource Conservation and Recovery Act, as amended, or (iii) any other Environmental Law.

     "Intellectual Property" means all of the following irrespective of where any of the same were issued, are pending or exist that are used exclusively in the Business, except to the extent included in the Excluded Assets: patents, patent applications, inventions, invention disclosures, trade secrets, formulas, know-how, registered and unregistered trademarks, service marks, trade names, trade dress, logos and any similar proprietary rights and any licenses or user rights related to the foregoing.

     "knowledge" means, with respect to Seller, the actual knowledge, without special investigation, of Timothy J. Roach, Paul G. Sebetic, Dare P. Johnston and Michael Mattei.

     "Laws" means any statute, law, ordinance, regulation, rule, writ, order or decree of any United States federal, state or local Authority.

     "Lien" means any lien, charge, pledge, security interest or other monetary encumbrance.

     "Material Adverse Effect" means any material adverse change in the financial condition or results of operations of the Business, taken as a whole, other than with respect to any adverse changes which, directly or indirectly, relate to or result from (i) public or industry knowledge relating to the transactions contemplated by this Agreement (including but not limited to any action or inaction by the Business' employees, customers and vendors) or (ii) past, existing or prospective economic or regulatory conditions or other conditions affecting at any time the Business or the industry in which the Business competes. Notwithstanding the foregoing, Seller may, at its option, include in the Schedules to this Agreement or elsewhere, items which would not have a Material Adverse Effect within the meaning of the previous sentence in order to avoid misunderstanding, and such inclusion shall not be deemed to be an acknowledgment by Seller that such items would have a Material Adverse Effect.

     "Net Assets Adjustment" means the difference between the Closing Date Net Assets, as Closing Date Net Assets is calculated in the Final Closing Date Statement, and the Net Assets Target.

     "Net Assets Target" means US$1,778,759.

     "North Carolina Facility" means the facility located at 857 and 913-917 22nd Street S.E., Hickory, North Carolina 28602.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, an Authority, a trust, a joint stock company, a joint venture, an unincorporated organization or other entity or organization.


                                       3

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     "Taxes" (or "Tax" where the context  requires)  means all  federal,  state,
county,  provincial,   local,  foreign  and  other  taxes  (including,   without
limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment and payroll related and property taxes, import duties and other governmental charges and assessments), whether attributable to statutory or nonstatutory rules and whether or not measured in whole or in part by net income, and including without limitation interest, additions to tax or interest, charges and penalties with respect thereto.

     "Transaction Documents" means this Agreement, the Transition Services Agreement, and the other documents contemplated hereby and thereby.

     1.2. Other Defined Terms.

     The following terms are defined elsewhere in this Agreement:

         Term                                                          Section
         ----                                                          -------

Assumed Liabilities...................................................2.3(b)
Basket Amount.........................................................7.4(a)
Benefit Plan..........................................................3.11(a)
Business..............................................................Preamble
Closing...............................................................2.7(a)
Closing Date..........................................................2.7(a)
Closing Date Net Assets...............................................2.6(b)(i)
Collateral Source.....................................................7.4
Confidentiality Agreement.............................................5.2
Continuation Coverage.................................................5.6
Contracts.............................................................2.1(d)
Equipment Leases......................................................2.1(c)
Excluded Assets.......................................................2.2(j)
Financial Statements..................................................3.4
Guarantees............................................................5.9
Indemnification Claim Notice..........................................7.5(a)
Indemnified Party.....................................................7.5(a)
Indemnifying Party....................................................7.5(a)
Independent Accounting Firm...........................................2.6(b)(i)
Internet Web Site.....................................................5.9(c)
Inventory.............................................................2.1(h)
IRS...................................................................3.11(b)
Linked Web Site.......................................................5.9(c)
Loss..................................................................7.2(a)
Net Assets............................................................2.6(b)
Non-Assignable Asset..................................................2.4
Notice................................................................8.5
Permits...............................................................2.1(e)
Prepaid Expenses......................................................2.1(g)
Purchase Price........................................................2.6(a)

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Purchased Assets......................................................2.1
Purchaser Indemnitees.................................................7.2(a)
Real Property Leases..................................................2.1(a)
Retained Liabilities..................................................2.5
Seller's 401(k) Plan..................................................3.11(b)
Seller Intellectual Property..........................................2.2(e)
Seller Indemnitees....................................................7.3(a)
Termination Date......................................................6.3(a)(ii)
Third Party Claim.....................................................7.5(b)
TII Industries........................................................5.4
Transition Services Agreement.........................................5.11
Transferred Employees.................................................5.6


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                                   ARTICLE II

                                 THE TRANSACTION

     2.1. Sale and Purchase of Assets.

     Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, all of Seller's right, title and interest in and to the assets of Seller of every type and description that are currently exclusively used in the operation of the Business, whether tangible or intangible, real, personal or mixed, wherever located, except for the Excluded Assets (the "Purchased Assets"), including, without limitation, all of Seller's right, title and interest in the following:

     (a) all of Seller's interest under the leases of real property set forth on
Schedule 2.1(a) (the "Real Property Leases");

     (b) all equipment and machinery set forth on Schedule 2.1(b) and furniture owned by Seller (except for the furniture owned by Dare P. Johnston and set forth on Schedule 2.2(k)) at Closing, which are exclusively used by Seller in the Business (the "Equipment");

     (c) Seller's interest at Closing under the leases of equipment and machinery set forth on Schedule 2.1(c), which are exclusively used by Seller in the Business (the "Equipment Leases");

     (d) all contracts, agreements and undertakings (whether oral or written) to which Seller is a party relating exclusively to the Business, including without limitation, the employment agreement between Seller and Dare P. Johnston dated September 23, 1993 (as amended, supplemented or otherwise modified) (the "Contracts");

     (e) all licenses, permits and other like authorizations possessed by Seller and necessary to the conduct of operations of the Business (the "Permits");

     (f) all accounts receivable (other than receivables from Seller or any of its Affiliates) in respect of the Business;

     (g) all rights of Seller at Closing in and to prepaid taxes, rents, utility charges and other obligations, and prepaid expenses and other prepaid benefits exclusively relating to the Business (the "Prepaid Expenses");

     (h) all raw materials, component parts, work-in-progress and finished goods inventory owned by Seller at Closing which are exclusively used by Seller in the Business to the extent that such items do not infringe Seller Intellectual Property, but excluding all raw materials, component parts, work-in-progress and finished goods inventory listed or described on Schedule 2.2(h) (the "Inventory");

     (i) all rights of Seller to the Intellectual Property listed on Schedule 2.1(i);


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


     (j) the Books and Records;

     (k) all computer hardware, stored data, computer software and computer software documentation owned by Seller at Closing exclusively relating to the Business (except for those set forth on Schedule 2.2(i));

     (l) to the extent transferable, all rights of Seller to the telephone numbers, including any toll-free numbers, and facsimile telephone numbers assigned exclusively to Seller by Seller's telephone service providers; and

     (m) all claims, choses in action and rights of action by Seller against third parties, including but not limited to claims for refunds against governmental agencies or other entities, rebates, refunds, prepaid discounts, allowances or other monies or consideration received by Seller or any of its Affiliates, which exclusively relate to the Purchased Assets or the Assumed Liabilities.

     Notwithstanding anything to the contrary contained in this Agreement, Seller may retain copies of any Contract, Books and Records or any other document or materials to the extent that Seller (i) is required to retain it by Law, (ii) may need such copies for tax purposes, in connection with product liability claims or claims related to Retained Liabilities or Excluded Assets, in which case, Seller shall use such copies only in connection therewith or
(iii) may need such copies to carry out the terms or purposes of this Agreement.

     2.2. Excluded Assets.

     Notwithstanding anything herein to the contrary, from and after the Closing, Seller shall retain all of its right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Purchaser hereunder, and the Purchased Assets shall not include, the following assets and properties (such retained assets and properties herein collectively referred to as the "Excluded Assets"):

     (a) all real and personal property of Seller or any of its Affiliates not included in the Purchased Assets;

     (b) all books, minutes and general corporate records of Seller or any of its Affiliates not solely relating to the Purchased Assets or the Business;

     (c) all books and records that Seller or any of its Affiliates is required to retain pursuant to any statute, rule, regulation or ordinance;

     (d) all patents, patent applications, inventions, invention disclosures, trade secrets, formulas, know-how, registered and unregistered trademarks, service marks, trade names, trade dress, logos and any similar proprietary rights and any licenses or user rights related to the foregoing in this clause
(d), irrespective of where any of the same were issued, are pending or exist, that are owned or used by Seller or any of its Affiliates (other than the Intellectual Property specifically described on Schedule 2.1(i)) (collectively, the "Seller Intellectual Property");

     (e) all claims, choses in action and rights of action by Seller or any of its Affiliates against third parties, including but not limited to claims for refunds against governmental

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


agencies or other entities, rebates, refunds, prepaid discounts, allowances or other monies or consideration received by Seller or any of its Affiliates, other than those exclusively relating to the Purchased Assets or the Assumed Liabilities;

     (f) all intercompany accounts receivable from Seller or any of its Affiliates set forth on Schedule 2.2(f);

     (g) all cash, cash equivalents, notes, loans receivable, securities, investments and other receivables of every nature of Seller exclusively relating to the Business, wherever located, including, without limitation, at the North Carolina Facility, in accounts, lock boxes and other similar accounts, whether maintained at a bank, savings and loan or other similar financial institution;

     (h) all raw materials, component parts, work-in-progress and finished goods inventory listed or described on Schedule 2.2(h);

     (i) all licensed software and any computer hardware, stored data, computer software and computer software documentation relating to the agreements listed or described on Schedule 2.2(i) and all rights Seller may have with respect to such agreements; and

     (j) any other right or asset listed or described on Schedule 2.2(j).

     2.3. Assumed Liabilities.

     Subject to the terms and provisions of this Agreement, and except as otherwise provided by this Section 2.3, Purchaser shall assume no debts, liabilities or obligations of Seller except that Purchaser agrees at the Closing to assume and discharge or perform when due the following (the "Assumed Liabilities"):

     (a) all debts, liabilities and obligations that Purchaser has expressly assumed or agreed to assume pursuant to this Agreement;

     (b) all debts, liabilities and obligations of Seller under the Real Property Leases, the Equipment Leases, the Contracts and the Permits to the extent such debt, liability or obligation relates to or arises on or following the Closing;

     (c) all accounts payable of Seller at Closing that are attributable to the Business;

     (d) all severance and other similar liabilities and obligations of Seller with respect to the Employees arising in connection with or due to this
Agreement  or  the  consummation  of  the  transactions   contemplated  by  this
Agreement;

     (e) all accrued liabilities of the Business identified or provided for in the Financial Statements relating to the items listed and identified on Schedule 2.3(e), including, without limitation, all accrued liabilities at Closing;

     (f) all debts, liabilities and obligations that arise out of or relate to the Purchased Assets or the Business to the extent attributable to occurrences or circumstances arising on or following the Closing, including any obligations to deliver goods and products following the Closing under purchase orders or commitments entered into by Seller prior to the Closing;

     (g) all liabilities for state and local real and personal property taxes which relate to the period on or subsequent to the Closing; and

     (h) all liabilities with respect to all actions, suits, proceedings, disputes, claims or investigations that relate to the Business or the ownership or operation of the Purchased Assets, at law, in equity or otherwise, arising on or following the Closing.

     Pursuant to Section 7.3, Purchaser shall indemnify and hold harmless Seller and its Affiliates from and against any and all losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees), judgments and settlements arising from Purchaser's failure fully or timely to pay, perform or satisfy the Assumed Liabilities. All persons or entities having any right with respect to any of the Assumed Liabilities are intended third-party beneficiaries of Purchaser's covenants in this Section 2.3. Purchaser's obligations to third parties under this Section will not be subject to offset or reduction by reason of any actual or alleged breach of any representation, warranty or covenant contained in this Agreement or any closing or other document contemplated by this Agreement, any right or alleged right of indemnification hereunder or for any other reason.

     2.4. Nonassignability of Assets.

     Nothing in this Agreement shall be construed as an attempt by Seller or any of its Affiliates to assign to Purchaser pursuant to this Agreement any contract, agreement, lease, permit, franchise, claim or asset included in the Purchased Assets (i) which is by its terms or by law nonassignable without the consent of any other party or parties or any governmental authority, unless such consent or approval shall have been given, or (ii) as to which all the remedies for the enforcement thereof available to Seller or such Affiliate would not by law pass to Purchaser as an incident of the assignments provided for by this Agreement (a "Non-Assignable Asset"). To the extent that any such consent or approval in respect of, or a novation of, a Non-Assignable Asset shall not have been obtained on or before the Closing, the parties hereto shall use reasonable efforts and shall cooperate in any reasonable arrangement to assure Purchaser the benefits of such Non-Assignable Asset to the extent permitted by law. To the extent lawful, practicable and reasonable in the circumstances, including the obtaining of any such necessary consent or approval after the Closing (provided that Seller and its Affiliates shall not be required to pay any money or other consideration or grant forbearances to any third party to effect such consent or approval), Seller, on its own or at the request and under the direction of Purchaser and, in each case, at Purchaser's expense, shall take all reasonable actions to assure that the rights and obligations of Seller and its Affiliates under the Non-Assignable Assets shall be preserved for the account of Purchaser to the extent not involving any undue hardships upon Seller or its Affiliates or unreasonable time constraints in the request or compliance with any such Purchaser instructions. Purchaser shall indemnify and hold harmless Seller and its Affiliates for taking any such actions and reimburse Seller and its Affiliates for their expenses related thereto. The parties hereto agree that Seller shall not be deemed to be in breach of this Agreement as a result of its failure to transfer to Purchaser any Non-Assignable Asset at Closing; provided, however, if such failure causes a failure of any of the conditions to Purchaser's obligations as set forth in Article

VI, the Closing shall proceed only if Purchaser elects, in its sole discretion, to waive such conditions. Purchaser shall be responsible for obtaining any necessary governmental consent or approval for the transfer or re-issuance of any Permit included in the Purchased Assets.

     2.5. Retained Liabilities.

     Notwithstanding  anything  to the  contrary  contained  in this  Agreement,
Seller shall retain and be responsible for all debts, liabilities and obligations of Seller other than the Assumed Liabilities ("Retained Liabilities").

     2.6. Purchase Price.

     (a) Purchase Price. Subject to the terms and conditions of this Agreement, in addition to assuming the Assumed Liabilities, the aggregate price to be paid by Purchaser for the purchase of the Purchased Assets (the "Purchase Price") shall be US$5,300,000 in cash, subject to adjustment as set forth in Section 2.6(b). The Purchase Price shall be paid by Purchaser on the Closing Date, in immediately available funds, by wire transfer to an account designated by Seller in writing to Purchaser prior to the Closing Date.

     (b) Post-Closing Adjustment to Purchase Price.

     (i) As soon as practicable, but in any event within twenty-one (21) days after the Closing Date, Seller shall prepare and deliver the Closing Date Statement to Purchaser. The Closing Date Statement shall include a calculation of the Net Assets (as hereafter defined) of the Business as of the Closing Date (the "Closing Date Net Assets") and the amount of any Net Assets Adjustment. Purchaser and Seller agree that (x) the term "Net Assets" shall have the meaning set forth on Schedule 2.6(b)(1), and (y) the Closing Date Net Assets shall be derived from a balance sheet of the Business as of the Closing Date, which balance sheet, except as set forth on Schedule 2.6(b)(2), shall be prepared in accordance with GAAP applied in a manner consistent with the Financial Statements. Purchaser shall give Seller and its independent auditors access at all reasonable times to the properties, books and records pertaining to the Purchased Assets for such purpose. Purchaser may not dispute any amounts reflected on the Closing Date Statement unless Purchaser can demonstrate that the Closing Date Statement was not prepared in accordance with GAAP applied in a manner consistent with the Financial Statements. Purchaser shall notify Seller in writing of each disputed item, and specify the amount thereof in dispute, within twenty-one (21) days of Purchaser's receipt of the Closing Date Statement. If Purchaser timely notifies Seller of any such dispute, and Seller and Purchaser cannot resolve any such dispute within seven (7) days of
Purchaser's delivery of such notice, such dispute shall be resolved by PriceWaterhouseCoopers LLP, or if such firm is unable to so act or is not at such time independent of both Seller and Purchaser, by an independent internationally recognized accounting firm selected by Seller which accounting firm is reasonably acceptable to Purchaser (the accounting firm so engaged shall hereinafter be referred to as the "Independent Accounting Firm"). The written determination of the Independent Accounting Firm shall be made as promptly as practicable (and in any event within thirty (30) days of notice of receipt of such dispute by Purchaser and Seller, which shall be promptly given by the parties) and shall be final. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between Purchaser and Seller so that Purchaser's share of such costs shall be in the same proportion that the aggregate amount of the disputed amounts submitted to the Independent

Accounting Firm that are unsuccessfully disputed by Purchaser (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed amounts so submitted to the Independent Accounting Firm.

     (ii) If the Net Assets Adjustment is a positive number, the Purchase Price shall be increased by the amount of the Net Assets Adjustment subject to a maximum adjustment of $100,000, and within five (5) Business Days after establishment of the Final Closing Date Statement, or within five (5) Business Days after the agreement of Seller and Purchaser in respect of any portion thereof, Purchaser shall pay Seller by wire transfer in immediately available funds the amount of the Net Assets Adjustment. If the Net Assets Adjustment is a negative number, the Purchase Price shall be decreased by the amount of the Net Assets Adjustment, and within five (5) Business Days after the establishment of the Final Closing Date Statement, or within five (5) Business Days after the agreement of Seller and Purchaser in respect of any portion thereof, Seller shall pay Purchaser by wire transfer in immediately available funds the amount of the Net Assets Adjustment.

     (iii) The procedures for resolution of disputes concerning the Closing Date Net Assets and the Closing Date Statement set forth in this Section are intended to be final and exclusive of any other contest or appeal in relation thereto, so that if (x) Purchaser shall have failed to give notice of any disputed item, or
(y) having given notice of a disputed item, Purchaser subsequently reaches agreement with Seller on the disputed item, or (z) no such agreement is reached and the matter is submitted to the Independent Accounting Firm and they make their determination, then in all such cases neither party shall be entitled to subject such agreement or determination to appeal to any court or tribunal. Any adjustment or non-adjustment to the Purchase Price or Closing Date Net Assets, whether pursuant to this Section 2.6 or otherwise, shall not form the basis for any claim for damages pursuant to this Agreement.

     2.7. Closing and Deliveries.

     (a) Closing. Subject to the terms and conditions of this Agreement, the closing of the sale and purchase of the Purchased Assets shall take place at 10:00 a.m., New York City time, on February 26, 1999 or on such other date or at such other time as may be mutually agreed upon in writing by Purchaser and Seller (the "Closing Date") and the effective time of such closing shall be 11:59 p.m., New York City time, on February 28, 1999 or on such other date or at such other time as may be mutually agreed upon in writing by Purchaser and Seller (the "Closing").

     (b) Delivery and Payment. Subject to the terms and conditions of this Agreement, on the Closing Date:

     (i) Purchaser shall pay the Purchase Price to Seller in immediately available funds by wire transfer to an account which shall be designated by Seller prior to the Closing Date;

     (ii) Seller shall deliver to Purchaser such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Purchaser all right, title and interest in and to the Purchased Assets together with possession, with respect to personal property, and the right to possession, with respect to the real property, of such

Purchased  Assets,  all  in  form  and  substance  reasonably   satisfactory  to
Purchaser;

     (iii) Purchaser shall deliver to Seller such instruments of assumption sufficient to assume, discharge or perform when due, all of the Assumed Liabilities, all in form and substance reasonably satisfactory to Seller; and

     (iv) Seller and Purchaser shall deliver, each to the other, such documents as are required pursuant to Article VI hereof.

     2.8. Allocation of Consideration.

     Seller and Purchaser agree that the Purchase Price shall be reasonably allocated among the Purchased Assets, tangible and intangible, on the basis of an allocation (the "Allocation") to be prepared by Seller for the review and approval of Purchaser. A final version of such Allocation must be agreed by Seller and Purchaser on or before the Closing Date. Such final version of the Allocation shall, upon agreement by Seller and Purchaser, become part of this Agreement for all purposes. Seller and Purchaser agree to report, pursuant to
Section 1060 of the Code and the regulations promulgated thereunder, if and when required, the Allocation of the Purchase Price, as adjusted, among the Purchased Assets in a manner entirely consistent with such Allocation in the preparation and filing of all Tax returns (including IRS form 8594). Neither Seller nor Purchaser will take any action that would call into question the bona fides of such Allocation.

     2.9. Certain Expenses and Prepaid Items.

     With respect to state and local real and personal property taxes imposed or to be imposed on the Purchased Assets for the period commencing before and ending after the Closing, Seller and Purchaser shall make such arrangements as may be necessary to prorate such expenses so that Seller will bear such expenses to the extent they relate to the period prior to the Closing and Purchaser will bear such expenses to the extent they relate to the period on or after the Closing. Such arrangements will include a net payment from Seller to Purchaser or vice versa, as the case may be, on, or as soon as practicable following, the Closing.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Purchaser as follows:

     3.1. Organization and Good Standing.

     Seller is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and assets as now owned, leased and operated.

     3.2. Authorization and Enforceability.

     Seller has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate and stockholder actions on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and the other Transaction Documents to which it is a party will constitute when executed and delivered, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity, whether considered in a suit at law or in equity.

     3.3. No Violation of Laws or Agreements.


     Except as set forth on Schedule 3.3 hereof, the execution, delivery and performance by Seller of this Agreement and the other Transaction Documents to which it is a party does not, assuming the receipt of all consents, approvals, waivers and authorizations required to be obtained by Seller (as set forth on
Schedule  3.9) or  Purchaser,  and the giving or making of notices  and  filings required to be given or made by Seller (as set forth on Schedule 3.9) or Purchaser, (a) to the knowledge of Seller, violate any provision of applicable Law, (b) to the knowledge of Seller, violate any judgment, order, writ or decree of any court or other tribunal applicable to Seller, (c) violate any of the provisions of the Articles of Incorporation or the By-Laws (or similar organizational documents) of Seller, or (d) to the knowledge of Seller, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Real Property Leases, Equipment Leases, Contracts or Permits, except to the extent any such violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice under clauses (a) through (d) of this Section would not reasonably be expected to have a Material Adverse Effect or a material adverse effect upon Seller's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

     3.4. Financial Statements.

     Seller has previously delivered to Purchaser (i) a balance sheet for the Business as of June 30, 1998 and (ii) a statement of operations for the Business for the fiscal years ended June 28, 1996, June 27, 1997, and June 26, 1998 (collectively, the "Financial Statements"). The Financial Statements, except as set forth on Schedule 3.4, (a) have been derived from the internal books and records of Seller, (b) taken as a whole, are correct and complete in all material respects and present fairly the financial information purported to be reflected thereby and (c) have been prepared in accordance with GAAP. Seller makes no other representation or warranty with respect to the Financial Statements.

     3.5. Real Property Leases and Contracts.

     To the knowledge of Seller, except as set forth on Schedule 3.5, each of the Real Property Leases and Contracts is in full force and effect in all material respects, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and Seller is not in breach or default thereunder and no other party, to the knowledge of Seller, to any such Real Property Lease or Contract is in breach or default thereunder, except for such breaches or defaults which would not result in a Material Adverse Effect.

     3.6. Inventory.

     The Inventory is of a quality which is substantially usable or saleable in the ordinary course of business, except for the Inventory set forth on Schedule
3.6 and such other Inventory, the existence of which would not reasonably be expected to have a Material Adverse Effect.

     3.7. Title to and Adequacy of Assets.

     (a) Assets other than Real Property. Seller owns all the Purchased Assets comprising personal property free and clear of all Liens except (i) imperfections of title and encumbrances that will not result in a Material Adverse Effect and (ii) Liens disclosed on Schedule 3.7(a) hereto.

     (b) Leased Real Property. Seller has valid leasehold interests in the Real Property Leases subject, in all cases, to the following: (i) exceptions, objections, agreements, claims, defects, easements, rights of way, encroachments, encumbrances, covenants, reservations, restrictions, conditions, leases, tenancies and the like of record or otherwise known by, made known to or available to Purchaser, (ii) zoning, building, subdivision and other statutory or regulatory conditions and restrictions, (iii) liens for Taxes and assessments not yet due and payable, (iv) all matters, states of fact and defects that are or should be apparent from a physical inspection of leased real property or that would be disclosed by and on the ground survey, (iv) Liens which would not have a Material Adverse Effect, (v) Liens disclosed on Schedule 3.7(b) and (vi) Liens upon the underlying fee estate.

     (c) The Purchased Assets constitute all of the material assets necessary for the operation of the Business as currently operated by Seller except for the Excluded Assets and those assets, rights, or agreements which are the subject of
Section 5.11(a).

     3.8. Litigation or Proceedings.

     Except as disclosed in Schedule 3.8 hereto, to Seller's knowledge, as of the date hereof, there are no actions, suits, investigations or proceedings pending or threatened in writing before any court or arbitrator or Authority in respect of the Purchased Assets which would have a Material Adverse Effect. Except as disclosed in Schedule 3.8 hereto, as of the date hereof, there are no outstanding judgments, decrees or orders of any court or Authority against Seller in respect of the Purchased Assets which would have a Material Adverse Effect.

     3.9. Consents.

     Except as set forth in Schedule 3.9, to Seller's knowledge, no consent, approval or authorization of, or registration or filing by Seller with, any Person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller, which the failure to obtain or make would have a Material Adverse Effect or prohibit Seller from consummating the transactions contemplated hereby.

     3.10. Compliance With Laws.

     To Seller's knowledge, except as set forth in Schedule 3.10, as of the date hereof no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened in writing by any Authority in connection with or relating to (a) the Purchased Assets or (b) the failure by Seller to have any Permit required in connection with the Purchased Assets (in each case, other than with respect to any violations or failures which would not have a Material Adverse Effect).

     3.11. Benefit Plans.

     (a) Set forth on Schedule 3.11(a) is a true and complete list of each "employee benefit plan," as defined in Section 3(3) of ERISA and all other retirement, deferred compensation, incentive, severance and other material fringe benefit plans, programs or arrangements maintained or contributed to by Seller or any ERISA Affiliate for the benefit of any Employee (the "Benefit Plans").

     (b) As applicable with respect to each Benefit Plan, Seller has made available to Purchaser, true and complete copies of (i) each Benefit Plan, including all amendments thereto, (ii) the current summary plan description for the TII Industries, Inc. 401(k) Plan (the "Sellers 401(k) Plan") and each summary of material modifications thereto and (iii) the most recent Internal Revenue Service ("IRS") determination letter. In addition, with respect to each Benefit Plan that is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) (a "Pension Plan"), Seller has made available to Purchaser true and complete copies of the most recent annual report (Form 5500 and all schedules thereto) filed with the IRS.

     (c) Each Benefit Plan has been maintained, operated and administered in substantial compliance in all material respects with its terms and the applicable provisions of ERISA and the Code except where such noncompliance would not have a Material Adverse Effect. Each Pension Plan meets the qualification requirements of Section 401(a) of the Code.
3.12.....Intellectual Property.

     Schedule 2.1(i) sets forth a list as of the date hereof of all material Intellectual Property owned by or licensed to Seller which, to Seller's knowledge, are material to the Purchased Assets. Except as set forth in Schedule 3.12, Seller has no knowledge of any objections or claim being asserted by any Person against Seller with respect to the ownership, validity, enforceability or use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such license which, if resolved adversely to Seller, would have a Material Adverse Effect.

     3.13. Tax.

     (a) Seller has timely filed (within any applicable extension periods) with the appropriate authorities all Tax returns and reports required to be filed with respect to the Purchased Assets and has paid, or will pay, all Taxes which are required to be paid on or prior to the Closing Date, the non-payment of which would result in a Lien or encumbrance on any Purchased Asset or would result in Purchaser becoming liable or responsible therefore.

     (b) Except as set forth on Schedule 3.13, Seller has not received from any taxing authority any notice in writing of proposed adjustment, deficiency, or underpayment of any Taxes related to the Purchased Assets. Seller has not agreed to the extension of time for the assessment of Taxes related to the Purchased Assets.

     3.14. Environmental Matters.

     (a) To the knowledge of Seller, Seller, with respect to the Purchased Assets, is in substantial compliance with all applicable Environmental Laws, except for such noncompliance which would not have a Material Adverse Effect.

     (b) During the past three (3) years, Seller has not received written notice of any citation, summons, order, complaint, penalty, investigation, or review by any governmental or other entity with respect to any violation by Seller of any Environmental Law with respect to the Purchased Assets, except with respect to such violations that would not have a Material Adverse Effect.

     (c) Seller has not received any written requests for information, notices of claim, demands, or notifications that Seller is, or may be, potentially responsible with respect to any investigation or cleanup of any threatened or actual release of any Hazardous Materials generated in connection with the Purchased Assets, except for such requests, notices, demands or notifications, which would not have a Material Adverse Effect.

     3.15. Brokerage.

     Except for the retention of CIBC Oppenheimer Corp. ("CIBC Oppenheimer"), Seller has not made any agreement or taken any other action with any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement that would cause Purchaser or its Affiliates to become liable for a broker's fee, finder's fee or other similar fee or commission as a result of the transactions contemplated hereunder. Seller agrees to bear all costs it incurs in connection with the transactions contemplated by the Agreement unless otherwise expressly provided herein.

     3.16. Accounts Receivable.

     The accounts receivable of Seller (other than intercompany accounts receivable) with respect to the Business are bona fide receivables, arose out of arms-length transactions and are recorded correctly on the applicable books and records of Seller.

     3.17.     No Other Representations or Warranties.

     Except for the representations and warranties contained in this Article III, and any amendment, supplementation or modification made pursuant to the express provisions of this Agreement with respect to such representations and warranties, neither Seller nor any other Person makes any express or implied representation or warranty on behalf of Seller, and Seller hereby disclaims any such representation or warranty whether by Seller or any of its officers, directors, employees, agents or representatives or any other Person, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Purchaser or any of its officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Seller or any of its officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

     4.1. Organization and Good Standing.

     Purchaser is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and assets as now owned, leased and operated.

     4.2. Authorization and Enforceability.

     Purchaser has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate and stockholder actions on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes, and the other Transaction Documents to which it is a party will constitute when executed and delivered, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity, whether considered in a suit at law or in equity.

     4.3. Brokerage.

     Purchaser has not made any agreement or taken any other action with any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would cause Seller or its Affiliates to become liable for a broker's fee, finder's fee or other similar fee or commission as a result of the transactions contemplated hereunder. Purchaser agrees to bear all costs it incurs in connection with the transactions contemplated by this Agreement unless otherwise expressly provided herein.

     4.4. Sufficient Funds.

     Purchaser has sufficient immediately available funds to pay in full the Purchase Price and any adjustments pursuant to Section 2.6 hereof and will have such immediately available funds on the Closing Date.

     4.5. No Violation of Laws or Agreements.

     The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party, does not (a) violate any provision of applicable Law, (b) violate any judgment, order, writ or decree of any court or other tribunal applicable to Purchaser, (c) violate any of the provisions of the Articles of Incorporation or the By-Laws (or similar organizational documents) of Purchaser, or (d) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which Purchaser is a party or by which any of its properties or assets are bound, except to the extent any such violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice under clauses (a) through (d) of this Section would not reasonably be expected to have a material adverse effect on Purchaser or a material adverse effect upon Purchaser's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

     4.6. Consents.

     Except as set forth on Schedule 4.6 hereto, no consent, approval or authorization of, or registration or filing by Purchaser with, any Person is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Purchaser, which the failure to obtain or make would have a material adverse effect on Purchaser or prohibit Purchaser from consummating the transactions contemplated hereby.

     4.7. Regulatory Matters.

     Purchaser is not subject to any enforcement action, citation, consent decree or other similar action by any Authority which might materially affect its ability to (a) obtain any of the consents listed on Schedule 4.6, (b) have any Permit transferred or reissued to it, or (c) consummate the transactions contemplated hereby.

     4.8. Investment Intent.

     Purchaser confirms that (i) it is familiar with the Purchased Assets, (ii) it has had the opportunity to ask questions of the officers of Seller and to obtain (and that it has received to its satisfaction) such information about the Purchased Assets as it has reasonably requested and (iii) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Purchased Assets.


                                    ARTICLE V

                                CERTAIN COVENANTS

     5.1. Conduct of Business.

     Nothing in this Agreement shall diminish Seller's sole title to the Purchased Assets or shall be construed to limit Seller's discretion to operate the Business in the ordinary course, or shall give Purchaser any ownership rights to the Purchased Assets before the Closing. Purchaser acknowledges and agrees that Seller shall be entitled to assign and convey assets (other than the Purchased Assets) prior to the Closing and that Seller shall have absolute and complete discretion over the terms of such assignments and conveyances.

     5.2. Access, Information and Documents.

     (a) Upon reasonable notice and during normal business hours, Seller shall give Purchaser and its representatives (including Purchaser's accountants, counsel and employees), reasonable access to the properties, contracts, books, records and affairs of Seller relating to the Purchased Assets and cause its officers and employees to furnish to Purchaser all documents, records and information (or copies thereof) relating to the Purchased Assets as Purchaser may reasonably request; it being understood that (a) Seller, in its sole discretion, may deny or restrict any access (i) involving possible breaches of applicable confidentiality agreements or possible waivers of any applicable attorney-client privileges or (ii) in the event Purchaser is in breach of this Agreement, (b) such investigations shall not under any circumstances interfere with Seller's operations, activities or employees, and (c) such investigations shall not be of a nature which in the opinion of Seller may violate applicable antitrust or similar laws. Purchaser shall at all times prior to the Closing, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such documents, work papers and other materials in its business or in any other manner or for any other purpose except as contemplated hereby. In the event this Agreement is terminated pursuant to Section 6.3, Purchaser shall return to Seller (without retaining any copies thereof), or certify to Seller that it has destroyed, all documents, work papers and other material supplied by Seller (or any of its respective agents, employees or representatives) as a result hereof or in connection herewith, whether so obtained before or after the execution hereof.

     (b) All information provided or obtained pursuant to clause (a) above shall be held by Purchaser in accordance with and subject to the terms of the Confidentiality Agreement, dated October 22, 1998, between Critchley Group, Inc. and CIBC Oppenheimer, on behalf of TII Industries (the "Confidentiality Agreement").

     5.3. Lockboxes.

     Subject to Section 2.2(g) hereof, Seller and Purchaser shall reasonably cooperate with each other after the Closing to effect the transfer and assignment by Seller to Purchaser of any rights Seller may have with respect to lockboxes exclusively used by Seller in the Business.

     5.4. Public Announcement.

     No party hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other party (except to the respective directors, officers and creditors of Purchaser and Seller or, after consultation with the other party regarding the form and content of such disclosure, as may be required by applicable law or administrative or legal process); provided that each of TII Industries, Inc. ("TII Industries") and Critchley Group plc may make such announcements, statements or other disclosure it believes in good faith to be appropriate in light of its respective status as a publicly traded company.

     5.5. Mutual Covenants.

     The parties mutually covenant and agree, as applicable, to use best efforts to obtain promptly the satisfaction of the conditions to the Closing of the transactions contemplated herein. In furtherance of the foregoing, Purchaser agrees to use its best efforts to (a) file all necessary documentation with the appropriate Authorities as soon as practicable to obtain as soon as possible all consents, approvals or authorizations required by any Authority in order to consummate the transactions contemplated by this Agreement, (b) take any action reasonably requested or accept any condition reasonably imposed by any Authority in connection with any such consent, approval or authorization, and (c) resolve any objection asserted with respect to the transactions contemplated hereby under any federal or state statute, rule or regulation designed or intended to prohibit or regulate actions in restraint of trade, including, if required by any applicable Authority, agreeing to divest or hold separate pending required divestitures, businesses owned by Purchaser and entering into such other agreements, orders or decrees with such Authority as may be required by such Authority. Each party hereto shall furnish to the other and to the other's counsel all such information as may be reasonably required in order to effectuate the foregoing action. 5.6......Employee Matters.

     (a) Effective as of the Closing, Purchaser shall offer employment to all Employees on terms and conditions (including terms and conditions relating to employee compensation and the Benefit Plans) that are substantially similar to those provided by Seller immediately prior to the Closing. Purchaser shall maintain such terms and conditions at such substantially similar level (or an improved level) for a period of one (1) year following the Closing. For a period of one (1) year after the Closing, Purchaser shall honor in accordance with their terms all severance plans and programs of Seller as in effect immediately prior to the Closing. With respect to any Employee who is not actively employed at Closing due to short-term disability or an approved leave of absence as set forth on Schedule 5.6(a) and who accepts Purchaser's offer of employment, Purchaser shall provide such individual with a similar employment status. All Employees who accept Purchaser's offer of employment are herein referred to as the "Transferred Employees." All Transferred Employees shall be given credit for all service with Seller (or such greater service credited by Seller under the Benefit Plans) under all employee benefit plans, programs and policies and fringe benefits of Purchaser for purposes of eligibility, participation, vesting and benefit accrual.

     (b) Effective as of the Closing, active participation of Employees in Seller's 401(k) Plan shall cease. The benefits of such Employees under Seller's 401(k) Plan shall be paid to the Employees in accordance with the terms of such plan.

     (c) Effective as of the Closing, active participation of Employees in Seller's "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (the "Seller's Welfare Plans") shall cease. Notwithstanding the preceding sentence, Seller shall retain liability for all claims incurred by the Employees and their dependents under Seller's Welfare Plans prior to the Closing. Purchaser shall be responsible for all claims incurred by the Employees and their dependents under the employee welfare benefit plans of Purchaser on or after the Closing. A claim shall be deemed incurred (i) on the date of the occurrence of death or dismemberment in the case of claims under life insurance and accidental death and dismemberment plans and (ii) on the date on which the service or treatment is provided in the case of claims under medical, hospital, dental and similar plans and not the date of the inception of the related illness or injury or the date of submission of a claim related thereto. Seller shall retain responsibility for providing employees of Seller who were employed in connection with the Business, who terminated employment prior to the Closing, and who elected group health coverage required by Section 4980B of the Code ("Continuation Coverage") under the terms of the health plan maintained by Seller, with such Continuation Coverage. Effective as of the Closing, Purchaser shall perform the duties required of a successor employer with respect to Continuation Coverage, including, but not limited to, making such coverage available to the Transferred Employees on and after the Closing upon their termination of employment with the Business or Purchaser to the extent required by law.

     (d) Effective as of the Closing, Purchaser shall assume and be responsible for all accrued but untaken vacation, personal and sick time owed by Seller to any Transferred Employee.

     (e) Purchaser shall cause its employee welfare benefit plans (including without limitation, its medical and dental plans) to waive any preexisting condition limitations for Transferred Employees who were covered under the applicable medical, dental or health plans of Seller. Purchaser shall also use its best efforts to cause its employee welfare benefit plans (including without limitation its life and long-term disability insurance plans) to waive any medical certifications for Transferred Employees.

     5.7. Certain Taxes and Expenses.

     Purchaser shall pay all sales, use, transfer, real property transfer, documentary stamp and other similar taxes and all recording, filing and other fees and costs with respect to the sale and purchase of the Purchased Assets (other than any federal, state or foreign income tax on any gain recognized by Seller on the sale of the Purchased Assets). Whether or not the transactions contemplated by this Agreement are consummated, Seller and Purchaser shall each bear its respective accounting, legal, financial advisory and other expenses incurred in connection with the transactions contemplated by this Agreement, except as specifically otherwise provided herein.

     5.8. Access to Information.

     Seller and Purchaser shall reasonably cooperate with each other after the Closing so that (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege) each party has access to the business records, contracts and other information existing at the Closing and relating to the Purchased Assets and the Assumed Liabilities or the conduct of the Business (whether in the possession of Seller or Purchaser) as is reasonably necessary for (a) the preparation of the Closing Date Statement and the determination of the Net Assets Adjustment pursuant to Section 2.6(b), (b) the preparation for or the prosecution or defense of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of a party to this Agreement) by or against Seller or Purchaser,
(c) the preparation and filing of any tax return or election relating to the Purchased Assets or the Assumed Liabilities and any audit by any taxing authority of any returns of Purchaser or Seller relating thereto, and (d) the preparation and filing of any other documents required by any Authority. The party requesting such information and assistance shall reimburse the other party for all out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.8 shall be during normal business hours and upon not less than two Business Days' prior written request, shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein, and shall not extend to material subject to a claim of privilege unless expressly waived by the party entitled to claim the same.

     5.9. Seller Intellectual Property.

     (a) Purchaser hereby acknowledges and agrees that nothing in this Agreement grants or shall be deemed to grant to Purchaser the right to use or any interest in any Seller Intellectual Property, including, without limitation, the tradename "TII Industries", "TII" or "TII-Ditel" or any trademark, tradename, service mark or other similar mark or similar right which is a derivative of the tradename "TII Industries", "TII" or "TII-Ditel". The prohibitions in this
Section 5.9 shall apply to any and all uses whatsoever of the Seller Intellectual Property.

     (b) Purchaser shall, at Purchaser's expense, remove, destroy and dispose of all signs, labels, and other materials featuring, containing or comprising names or logos of Seller or its Affiliates appearing anywhere in, on or about any of the real property subject to the Real Property Leases as soon as possible, but in no event later than sixty (60) days after the Closing. Purchaser shall be permitted to use printed materials, including stationary, printed product brochures or other printed marketing materials, that have been printed exclusively for Seller prior to the Closing, all of which are included in the Purchased Assets pursuant to Section 2.1 hereof, so long as Purchaser deletes all names or logos of, or other references to, Seller, its Affiliates or the Excluded Assets from such printed materials.

     (c) Seller shall grant to Purchaser for a period commencing at Closing and continuing for three (3) months thereafter a nontransferable license to use Seller's internet address and web site, "http://www.tii-ditel.com/" (the "Internet Web Site"), solely for purposes of Purchaser establishing a link to a new internet address and web site, and informing internet users of such new internet address and web site, Purchaser plans to establish with respect to the Business (the "Linked Web Site"). Not later than five (5) Business Days after the Closing, Purchaser shall delete all contents of the Internet Web Site and may replace such contents only with a message, which message shall be pre-approved in writing by Seller (the "Replaced Message"), informing internet users (i) that Purchaser has purchased the Business from Seller, (ii) that Seller, TII Industries and their Affiliates are no longer affiliated with the Business and are not responsible for the contents of the Linked Web Site and
(iii) the location of the Linked Web Site. Seller agrees to cooperate with Purchaser in connection with the foregoing, it being understood that Purchaser shall be responsible for, and shall promptly reimburse Seller for, all costs incurred by Seller in connection with the foregoing or otherwise incurred by Seller or Purchaser in connection with the Internet Web Site and the Linked Web Site on or subsequent to the Closing. On or prior to the date that is three (3) months after the Closing, Purchaser shall delete the Replaced Contents of the Internet Web Site and take all steps necessary to remove the Internet Web Site from the internet and the world wide web. Following such removal, neither Purchaser nor Seller shall re-establish or otherwise use the Internet Web Site. Purchaser shall indemnify, defend and hold harmless the Seller Indemnitees (as defined in Section 7.3(a)) from and after the Closing, in respect of any Loss (as defined in Section 7.2(a)) which any Seller Indemnitee suffers, sustains or becomes subject to as a result of, arising out of or in connection with the use, ownership, possession, operation or content of the Internet Web Site or the Linked Web Site.

     5.10. Books and Records.

     For a period of six (6) years after the Closing, (a) Purchaser agrees to retain all Books and Records relating to the period as of and prior to the Closing and to make the same available after the Closing for inspection and copying by Seller or its agents at Seller's expense, upon reasonable request and upon reasonable notice and (b) no such Books and Records shall be destroyed by Purchaser without first advising Seller in writing and giving Seller a reasonable opportunity to obtain possession thereof.

     5.11. Transition Services.

     (a) On the Closing Date, if Purchaser determines that it would like Seller to provide transition services that are necessary for the operation of the Business, Purchaser and Seller shall execute and deliver a transition services agreement (the "Transition Services Agreement") pursuant to which for a period not to exceed thirty (30) days following the Closing Date, Seller shall make available to Purchaser at Fully Allocated Cost such services reasonably requested by Purchaser and agreed to by Seller.

     (b) For a period of thirty (30) days after the Closing Date or such shorter period as Seller may determine, Purchaser agrees to provide to TII Industries assembly services with respect to TII Industries' network interface devices in substantially the same manner and at the same cost at which Seller is providing such services to TII Industries at the date of this Agreement. Purchaser agrees that TII Industries is an intended third-party beneficiary of Purchaser's covenant in this Section 5.11.

     5.12. Non-Compete.

     (a) For a period of three (3) years after the Closing, or such lesser period allowed by applicable law, neither Seller nor any Affiliate of Seller shall (i) directly or indirectly engage in or have any ownership interest in any Person that engages in the fiber optics channeling systems business within any geographical area worldwide; provided, however, that nothing herein shall prohibit Seller or its Affiliates from owning less than 5% of the equity securities or other interest in any Person; (ii) initiate contact with any Employee for purposes of attempting to hire such person for employment; or (iii) disclose to any Person engaged in the fiber optics channeling business customer lists relating exclusively to the Business.

     (b) Seller acknowledges that money damages would not be an adequate remedy for any breach of this Section 5.12. Therefore, in the event of a breach or threatened breach of this Section, Purchaser may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof. Seller agrees that the restrictions contained in this Section are reasonable.

                                   ARTICLE VI

                        CONDITIONS PRECEDENT; TERMINATION

     6.1. Conditions Precedent to Obligations of Purchaser.

     The obligations of Purchaser to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the other transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Purchaser in its sole discretion to the extent permitted by law):

     (a) Performance of Agreements. Seller shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (b) Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on the date hereof and on and as the Closing Date, except for (i) changes contemplated by this Agreement or attributable to matters disclosed by Seller in the Schedules hereto, (ii) those representations and warranties that address matters only as of a particular date, (iii) such inaccuracies or breaches of warranty as to which Purchaser had knowledge on or prior to the Closing Date or which were the subject of Purchaser's investigations prior to the Closing Date and (iv) such inaccuracies or breaches of warranty as would not have a Material Adverse Effect.

     (c) Officer's Certificate. Purchaser shall have been furnished with a certificate of an authorized officer of Seller, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.1(a) and 6.1(b) have been fulfilled.

     (d) Required Consents. All material consents, approvals, authorizations, registrations or filings by Seller as set forth on Schedule 6.1(d), which are required to be received by Seller under the laws or regulations of the United States and any other Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

     (e) Injunction; Litigation. No statute, rule or regulation or order, decree or judgment of any court or Authority shall be in effect which prohibits the transactions contemplated by this Agreement.

     (f) Deliveries. Seller shall have delivered to Purchaser all of the deliveries referenced in Section 2.7(b).

     6.2. Conditions Precedent to Obligations of Seller.

     The obligations of Seller to sell the Purchased Assets and consummate the other transactions contemplated hereunder are subject to the satisfaction, as of the Closing Date, of each of the following conditions (any one or more of which may be waived in whole or in part by Seller in its sole discretion to the extent permitted by law):

     (a) Performance of Agreements. Purchaser shall have performed or complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

     (b) Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on the date hereof and on and as the Closing Date, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties that address matters only as of a particular date and (iii) such inaccuracies or breaches of warranty as would not have a material adverse effect on Purchaser.

     (c) Officer's Certificate. Seller shall have been furnished with a certificate of an authorized officer of Purchaser, dated as of the Closing Date, certifying to the effect that the conditions contained in Sections 6.2(a) and 6.2(b) have been fulfilled.

     (d) Required Consents. All material consents, approvals, authorizations, registrations or filings by Purchaser which are required to be received by Purchaser under the laws or regulations of the United States and any other Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained.

     (e) Injunction; Litigation. No statute, rule or regulation or order, decree or judgment of any court or Authority shall be in effect which prohibits the transactions contemplated by this Agreement.

     (f) Deliveries. Purchaser shall have delivered to Seller all of the deliveries referenced in Section 2.7(b).

     6.3. Termination.

     (a) When Agreement May be Terminated. This Agreement may be terminated by either party if the Closing Date shall not have occurred by March 1, 1999 (the "Termination Date"); provided, however, that no party then in breach of any obligations hereunder shall have the right to terminate this Agreement.

     (b) Effect of Termination. In the event of termination of this Agreement as provided in Section 6.3(a), this Agreement shall immediately terminate and be of no further force and effect, and there shall be no liability on the part of either Purchaser or Seller (except for liabilities arising from a willful breach of this Agreement prior to such termination); provided that the last two sentences of Section 5.2(a), Sections 5.2(b), 5.4, and 5.7 and this Article VI shall survive the termination hereof.


                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

     7.1. Survival of Representations and Warranties.

     (a) The representations and warranties contained in this Agreement shall survive the Closing until eighteen (18) months after the Closing.

     (b) No party hereto shall be deemed to have breached any representation, warranty or covenant if (i) such party shall have notified the other party hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty or covenant, and (ii) such other party has permitted the Closing to occur and, for purposes of this Agreement, is thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 7.1(b) shall not prejudice the rights of the parties pursuant to Article VI hereof not to consummate the transactions contemplated by this Agreement

     7.2. Indemnification Obligations of Seller.

     (a) Subject to the provisions of Section 7.4, Seller shall indemnify, defend and hold harmless Purchaser and its Affiliates and their respective stockholders, officers, directors and employees (collectively, the "Purchaser Indemnitees") from and after the Closing, in respect of any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) (a "Loss"), but excluding punitive damages and unforeseen or other consequential damages, which any Purchaser Indemnitee suffers, sustains or becomes subject to as a direct result of:

     (i) the breach by Seller of any of the covenants made by it in this Agreement;

     (ii) the breach of any of the representations and warranties made by Seller contained in Article III (provided, that Seller is given an Indemnification Claim Notice during the applicable survival period specified in Section 7.1); or

     (iii) any Retained Liability.

     (b) Purchaser acknowledges and agrees that Seller shall not have any liability under any provision of this Agreement for any Loss to the extent that it relates to actions taken by or omitted to be taken by Purchaser or Seller after the Closing. Purchaser shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

     7.3. Indemnification Obligations of Purchaser.

     (a) Subject to the provisions of Section 7.4, Purchaser shall indemnify, defend and hold harmless Seller and its Affiliates and their respective stockholders, officers, directors and employees (collectively, the "Seller Indemnitees") from and after the Closing, in respect of any Loss, but excluding punitive damages and unforeseen or other consequential damages, which any Seller Indemnitee suffers, sustains or becomes subject to as a direct result of:

     (i) the breach by Purchaser of any of the covenants made by it in this Agreement;

     (ii) the breach of any of the representations and warranties made by Purchaser contained in Article IV (provided, that Purchaser is given an Indemnification Claim Notice during the applicable survival period specified in
Section 7.1);

     (iii) any Assumed Liability; or

     (iv) the use, ownership, possession or operation of any Purchased Assets, or actions taken by, or omitted to be taken by, Purchaser or its Affiliates from and after the Closing.

     (b) Seller shall take and cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach which gives rise to the Loss.

     7.4. Limitations on Indemnification.

     (a) Dollar  Limitations.  No Indemnifying  Party shall have liability under
Section 7.2 or 7.3, as the case may be, until the aggregate amount of Losses to the Indemnified Party, as the case may be, exceed $50,000 (the "Basket Amount"), in which case the Indemnified Party, as the case may be, shall be entitled to Losses in an amount up to $1,000,000 in the aggregate; provided, however, that the Indemnifying Party, as the case may be, shall be liable only for the amount by which all Losses exceed the Basket Amount; provided, further, that no individual claim for payment of a Loss may be made under Section 7.2(a)(ii) or
Section 7.3(a)(ii) unless such claim is an amount of $25,000 or greater.

     (b) Losses Net of Insurance and Other Items. The amount of any Loss for which indemnification is provided under this Article VII shall be net of (i) any amounts recovered or recoverable by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement available as an offset against such Loss (and no right of subrogation shall accrue to any third party indemnitor, insurer or reimburser hereunder) (each such person named in clauses (i) and (ii), a "Collateral Source") and (iii) an amount equal to the present value of the Tax benefit attributable to such Loss. If the amount to be netted hereunder from any payment required under Section 7.2 or 7.3 is determined after payment by the Indemnifying Party of any amount required to be paid to an Indemnified Party pursuant to this Article VII, the Indemnified Party shall repay to the Indemnifying Party, within five (5) days, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VII had such determination been made at the time of such payment. If such amount has not been paid to the Indemnifying Party within five (5) days of the Indemnified Party's receipt of such recovery, such amount will accrue interest from the date of payment thereof to the date of repayment at a rate of interest equal to the Prime Rate, as publicly announced in the Wall Street Journal and in effect from time to time during such period, plus 1 1/2% , calculated on the basis of the actual number of days elapsed over 365.

     (c) Notwithstanding   anything  to  the  contrary  set  forth  herein,   no
limitation on the indemnification obligations set forth in Section 7.4(a) shall apply in the case of fraud or intentional misconduct.

     7.5. Indemnification Procedures.

     (a) Notice of Claim. Any Person making a claim for indemnification pursuant to Section 7.2 or 7.3 (an "Indemnified Party") must give the party from whom indemnification is sought (an "Indemnifying Party") written notice of such claim (an "Indemnification Claim Notice") within fifteen (15) Business Days after the Indemnified Party receives any written notice of any action, lawsuit, proceeding, investigation or other claim against or involving the Indemnified Party by an Authority or other third Person or otherwise discovers the liability, obligation or facts giving rise to such claim for indemnification; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 7.2 or 7.3, as applicable, except to the extent that such failure actually harms the Indemnifying Party, but in no event shall the Indemnifying Party be liable for expenses incurred prior to its receipt of notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). All indemnification claims in respect of the Purchaser Indemnitees under this Section 7.5 shall be made by Purchaser, and all indemnification claims in respect of the Seller Indemnitees under this Section 7.5 shall be made by Seller.

     (b) Control of Defense: Conditions. The obligations of an Indemnifying Party under this Article VII with respect to Losses arising from claims of any third Person that are subject to indemnification as provided for in Section 7.2 or 7.3 (a "Third Party Claim") shall be governed by and be contingent upon the following additional terms and conditions:

     (i) At its option, an Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after its receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the Indemnifying Party shall not be construed as an acknowledgment that the Indemnifying Party is liable to indemnify the Indemnified Party in respect of the Third Party Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against the Indemnified Party's claim for indemnification. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party (even if the provisions of Section 7.4 would or could limit such Indemnifying Party's obligation). In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the Indemnifying Party all original notices and documents (including, without limitation, court papers) received by the Indemnified Party in connection with the Third Party Claim. Should the Indemnifying Party assume the defense of a Third Party Claim, it will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the Indemnifying Party is not obligated to indemnify, defend or hold the Indemnified Party harmless from and against the Third Party Claim, the Indemnified Party shall reimburse the Indemnifying Party for any and all costs and expenses (including, without limitation, attorneys' fees and costs of suit) incurred by the Indemnifying Party in its defense of the Third Party Claim.

     (ii) Without limiting Section 7.5(b)(i), the Indemnified Party will be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, that such employment shall be at the Indemnified Party's own expense unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (B) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 7.5(b)(i) (in which case the Indemnified Party shall control the defense).

     (c) Settlement. The Indemnifying Party shall have authority to consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.5(b)(i). Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

     (d) Cooperation. Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

     7.6. Sole Remedy.

     Each of the parties acknowledges and agrees that its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement (other than the Confidentiality Agreement) shall be pursuant to the indemnification provisions set forth in this Article VII, Section 2.4 and
Section 5.9(c). In furtherance of the foregoing, after the Closing, Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (including rights of contribution and rights of rescission or rescissory damages, if any) it may have against Seller or any of its Affiliates arising under or based upon any Laws (including, without limitation, any such rights, claims or causes of action relating to, or arising under or based upon any securities law, Environmental Law, common law or otherwise).

     7.7. Collateral Sources.

     Indemnification under this Article VII shall not be available to any Indemnified Party unless such Indemnified Party first seeks recovery from any Collateral Source for such claim before making any claim for indemnification by the Indemnifying Party. Any Indemnifying Party may, in its sole discretion, require any Indemnified Party to grant an assignment of the right of such Indemnified Party to assert a claim against any Collateral Source. In the event of such assignment, the Indemnifying Party will pursue such claim at its own expense.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Limitation on Seller's Representations.

     Purchaser acknowledges and agrees that it has had or will have prior to the Closing, adequate opportunity to investigate and inspect the condition of the Purchased Assets and Purchaser is purchasing the Purchased Assets in their "AS IS, WHERE IS CONDITION WITH ALL FAULTS, INCLUDING BUT NOT LIMITED TO BOTH LATENT AND PATENT

DEFECTS." EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY SELLER OR ANY OF ITS AFFILIATES CONCERNING SUCH ITEMS, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Purchaser further acknowledges and agrees that it has had an opportunity to review and to discuss with various agents and/or representatives of Seller the environmental condition of the Purchased Assets. Purchaser has investigated and has knowledge of operative or proposed governmental Laws and regulations including, without limitation, Environmental Laws and regulations to which the Purchased Assets are or may be subject and Purchaser is purchasing the Purchased Assets upon the basis of its review and determination of the applicability and effect of such laws and regulations. Except as otherwise expressly set forth in Article III of this Agreement (including the disclosure schedules with respect thereto), Purchaser acknowledges that Seller expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition (financial or otherwise), value or quality of the products, assets or properties of the Business. Purchaser further acknowledges that neither Seller nor any other Person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding Seller, the Business, the Purchased Assets or the Assumed Liabilities not included in this Agreement, and neither Seller nor any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives (including, without limitation, its counsel, accountants, or advisors), or Purchaser's use of, any information not included in Article III including, without limitation, the confidential information memorandum prepared by CIBC Oppenheimer relating to Seller, the Business, the Purchased Assets or the Assumed Liabilities, any other offering memorandum, brochure or other publication or any business plan, projections, estimates, or budgets heretofore delivered to or made available to Purchaser or its representatives (including, without limitation, its counsel, accountants, or advisors) of future revenues, expenses or expenditures, or future results of operations of the Business, or any other document or information provided to Purchaser or its representatives (including, without limitation, its counsel, accountants, or advisors) in connection with the sale of the Business, the Purchased Assets or the Assumed Liabilities.

     8.2. Schedules and Exhibits.

     Disclosure of any fact or item in any Schedule or Exhibit hereto shall be deemed to have been disclosed in any other Schedule or Exhibit or representation or warranty made by Seller herein. Matters reflected in the Schedules and Exhibits hereto are not necessarily limited to matters required by this Agreement to be disclosed herein or therein. Such additional matters are provided for informational purposes only.

     8.3. Supplements to Disclosure Schedules.

     Seller shall disclose to Purchaser information that arises from an event that occurs on or after the date hereof, or from an event that occurred prior to the date hereof, but which was not and could not have been a matter of Seller's knowledge, supplementing or amending the representations, warranties and disclosures (including the Schedules hereto) in order to make such information therein timely, complete and accurate. Unless as a result of any such supplemental information, Purchaser sends a termination notice under Section 6.3(a)(iii) hereof, any covenant, representation or warranty of Seller affected
by  such  supplemental   information  shall  be  deemed  to
have been amended accordingly on the third (3rd) day following Purchaser's receipt of such supplemental information.

     8.4. Bulk Transfer Laws.

     Purchaser and its Affiliates waive compliance by Seller and its Affiliates with the provisions of any bulk sales or similar law, if and to the extent applicable to the transactions contemplated hereby.

     8.5. Notices.

     Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any party hereunder (each, a "Notice") shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by overnight courier, telecopy, telegram (followed by hard copy sent by registered or certified mail) or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below. Such Notices shall be deemed delivered (i) when delivered, if delivered personally or sent by telegram, (ii) when receipt is acknowledged, if sent by telecopy, (iii) after five (5) Business Days, if sent by U.S. mail, or (iv) after one (1) Business Day if sent by overnight courier.

                           If to Seller:

                           TII-Ditel, Inc.
                           c/o TII Industries, Inc.
                           1385 Akron Street
                           Copiague, New York 11726
                           Telephone:  (516) 789-5000
                           Fax:  (516) 789-2228
                           Attention:  Paul G. Sebetic
                           with a copy to:

                           Dechert Price & Rhoads
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Telephone:  (212) 698-3500
                           Fax:  (212) 698-3599
                           Attention:  Roger Mulvihill, Esq.

                           If to Purchaser:

                           DiTel, Inc.
                           c/o Critchley Group, Inc.
                           8851 South Sandy Parkway, Suite 150
                           Sandy, Utah 84070
                           Telephone:  (801) 255-3365
                           Fax:  (801) 255-5724
                           Attention:  Dallis Christensen

                           with a copy to:

                           Clyde Snow Sessions & Swenson
                           One Utah Center, 13th Floor
                           201 South Main Street
                           Salt Lake City, Utah 84111-2216
                           Telephone:  (801) 322-2516
                           Fax:  (801) 521-6280
                           Attention:  Edwin C. Barnes, Esq.

     8.6. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

     8.7. Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without giving effect to the conflict of laws provisions thereof.

     8.8. Mediation.

     In the event that a dispute arises out of or relates to this Agreement, or the breach thereof, and the dispute cannot be settled through negotiations, the parties agree first to try in good faith to resolve the dispute by mediation administered by the American Arbitration Association under its Commercial Financial Disputes Mediation Rules, before resorting to litigation or some other dispute resolution procedure.

     8.9. Consent to Jurisdiction.

     Purchaser and Seller each irrevocably and unconditionally submits and consents to the exclusive jurisdiction of the courts of the State of North
Carolina and of the United States of America located in the State of North Carolina, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby, and hereby waives the right to assert the lack of personal or subject matter jurisdiction or improper venue in connection with any such suit, action or other proceeding. In furtherance of the foregoing, each of the parties (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this Agreement or any transactions contemplated hereby other than in courts of the State of North Carolina and of the United States of America located in the State of North Carolina, (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law and (iv) agrees that service of any process, summons, notice or document by U.S. registered or certified mail to Seller or Purchaser, as the case may be, at the addresses set forth in Section 8.5 hereof, shall be effective service of process for any such suit, action or other proceeding.

     8.10. Entire Agreement.

     This Agreement constitutes the entire understanding of the parties and supersedes any prior agreements, understandings, representations, written or oral, by or between the parties with respect to the subject matter hereof other than the Confidentiality Agreement.

     8.11. Construction; Interpretation; Severability.

     The parties hereby agree that any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. References in this Agreement to dollar amount thresholds shall not, for purposes of this Agreement, be deemed to be evidence of materiality or a Material Adverse Effect. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

     8.12. Further Assurances.

     Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     8.13. No Third Party Beneficiaries.

     Except as provided in Section 2.3 and Article VII of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     8.14. Amendment and Waiver.

     The parties may, by mutual agreement, amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of the other party; (b) waive any inaccuracies in representations and warranties by the other party; (c) waive compliance by the other party with any of the agreements contained herein and performance of any obligations by the other party; and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

     8.15. Counterparts and Headings.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     8.16. Headings.

     The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.



                                     TII-DITEL, INC.



                                     By: /s/ Paul G. Sebetic
                                         ------------------------------------
                                         Name:  Paul G. Sebetic
                                         Title:  VP - Finance



                                     DITEL, INC.



                                     By: /s/ Dallis J. Christensen
                                         ------------------------------------
                                         Name:  Dallis J. Christensen
                                         Title:  Secretary


Critchley Group, Inc. hereby guarantees the performance of all of DiTel, Inc.'s debts, liabilities, covenants and obligations under this Agreement and confirms the truth and accuracy of the representation and warranty set forth in Section 4.4.

CRITCHLEY GROUP, INC.


By: /s/ Dallis J. Christensen
    --------------------------------
    Name:  Dallis J. Christensen
    Title:  Secretary

                                    Schedules


     The following schedules have been omitted from this filing of the Asset Purchase Agreement:

2.1(a)        Real Property Leases
2.1(b)        Equipment and Machinery
2.1(c)        Equipment Leases
2.1(i)        Intellectual Property
2.2(f)        Intercompany Accounts Receivable
2.2(h)        Excluded Inventory
2.2(i)        Computer Hardware and Software
2.2(j)        Excluded Assets
2.3(e)        Accrued Liabilities
2.6(b)(1)     Definition of Net Assets
2.6(b)(2)     Exceptions to GAAP
3.3           No Violation of Laws or Agreements
3.4           Exceptions to Financial Statements
3.5           Real Property Leases and Contracts
3.6           Inventory
3.7(a)        Title - Personal Property
3.7(b)        Title - Real Property Leases
3.8           Litigation
3.9           Seller's Consents
3.10          Compliance with Laws
3.11(a)       Employee Benefit Plans
3.12          Intellectual Property
3.13          Tax
4.6           Purchaser's Consents
5.6(a)        Non-Active Employees
6.1(d)        Seller Required Consents

     TII Industries will provide the schedules to the Securities and Exchange Commission upon request.